UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2018, TVA announced that effective immediately Michael D. Skaggs, previously Executive Vice President, Operations, has been promoted to Chief Operating Officer.

The compensation for Mr. Skaggs was disclosed in Item 11 of TVA’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 (the “Annual Report”). There have been no changes at this time to his compensation as a result of his promotion.

The business experience of Mr. Skaggs was disclosed in Item 10 of the Annual Report.

There are no family relationships between Mr. Skaggs and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA.  Mr. Skaggs has no direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: October 1, 2018	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer